RESOLUTIONS OF THE
                  BOARD OF DIRECTORS
                        OF
            FOUNTAIN POWERBOAT INDUSTRIES, INC.

                    April 14, 2004

ADOPTION OF CODE OF ETHICS FOR EXECUTIVE OFFICERS AND
DIRECTORS

	WHEREAS, Fountain Powerboat Industries, Inc. (the
"Corporation") is required to comply with the listing standards of The Nasdaq Stock Market ("Nasdaq") which, as recently amended, require that "listed companies" have codes of ethics that apply to their directors, officers and employees and that satisfy the requirements of codes of conduct for principal executive officers and principal financial and accounting officers described in Section 406 of the Sarbanes-Oxley Act of 2002; and

	WHEREAS, as part of the Corporation's compliance with Nasdaq's amended listing requirements, the Board of Directors desires to adopted a separate Code of Ethics for its directors and executive officers, including for purposes of such Code the Corporation's principal executive officer and principal financial and accounting officers.

	NOW, THEREFORE, IT IS RESOLVED, that the Board of
Directors of the Corporation hereby adopts a Code of Ethics in the form attached as Exhibit A to these Resolutions;
and, it is further

	RESOLVED, that the Code of Ethics so adopted apply to
(1) the Corporation's and Fountain Powerboats, Inc.'s directors, and (2) all persons who are deemed to be executive officers of the Corporation, including including for purposes of such Code the Corporation's principal executive officer and principal financial and accounting officers.


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                       EXHIBIT A

           FOUNTAIN POWERBOAT INDUSTRIES, INC.

                   CODE OF ETHICS FOR
            DIRECTORS AND EXECUTIVE OFFICERS

Purpose

	This Code of Ethics (the "Code") applies to the directors and all persons who are deemed to be executive officers of Fountain Powerboat Industries, Inc. (the
"Company").  The Code has been adopted by the Company's
Board of Directors and is intended to serve as the code of ethics for the Company's principal executive officer and principal financial officers described in Section 406 of the Sarbanes-Oxley Act of 2002 and, for purposes of this Code, references to the Company's executive officers will be considered to include, without limitation, all persons required to be covered by the code of ethics described in that Section. This Code also is intended to serve as the code of conduct for directors required by the listing requirements of The Nasdaq Stock Market. As used herein, references to the Company include its subsidiaries, and directors of any such subsidiary will be subject to the Code.

	The Code is intended by the Board of Directors to
promote:
*	honest and ethical conduct;
*	the ethical handling of actual or apparent conflicts
of interests between personal and professional
relationships;
*	full, fair, accurate, timely and understandable
disclosure in reports and documents that the Company
files with the Securities and Exchange Commission
("SEC");
*	compliance with applicable governmental laws, rules
and regulations; and
*	prompt internal reporting to the Audit Committee of
the Board of Directors of violations of the Code, illegal or unethical behavior by officers, directors or employees, or accounting or auditing concerns.

	The Board believes the Code should be an evolving set of principles to guide the conduct of directors and executive officers. Therefore, the Code is subject to modification by the Board from time to time as circumstances warrant. Any modifications of or waivers from the Code may be made only by the Board. The Board will promptly disclose changes to and waivers from the Code as required by applicable law, including the rules and regulations promulgated by the SEC.

	In the case of the Company's executive officers, this Code applies in addition to and not as a substitute for any employee code of conduct that is in effect from time to time and applicable to the Company's employees in general. Additionally, this Code shall apply to the Company's directors and executive officers in addition to duties and responsibilities imposed on them as directors and officers by law.

Ethical Behavior

	In representing and performing his or her duties for the Company, each director and executive officer is expected to:

*	conduct his or her affairs with uncompromising
honesty and integrity;
*	adhere to the highest moral and ethical standards;



*	be honest and ethical in dealing with all employees,
clients, vendors and third parties; and
*	at all times avoid illegal discrimination, libel,
slander or harassment.

Conflicts of Interest

	Each director and executive officer is expected to refrain from engaging in activities that conflict with, have the potential to conflict with, or give the appearance of conflicting with, the best interests of the Company and its stockholders. Any activity or personal interest of a director or executive officer, or of any member of a director's or executive officer's immediate family, that may influence the director's or officer's judgment, decisions, or actions on behalf of or with respect to the Company, or that may raise even the appearance of a conflict of interest, must be disclosed to the Audit
Committee. The Audit Committee, in consultation with the Board, will determine if there is a conflict of interest and, if so, how to resolve the conflict without compromising the Company's interests.

	Personal activities and interests include, but are not limited to, any activity or interest in which a director, executive officer or member of a director's or executive officer's immediate family has a beneficial interest (i.e. a monetary interest, or an interest in which he or she can exercise or influence decision making) and any person or entity with which a director, executive officer or member of a director's or executive officer's immediate family has a substantial business relationship.
An "immediate family member" includes a director's or executive officer's spouse, parents, children, siblings, parents-in-law, children-in-law, siblings-in-law and anyone else who shares such person's home.

	Material conflicts or potential material conflicts of interest will be reviewed by the Audit Committee. In certain cases, activities that may result in conflicts of interest may be permitted if the Audit Committee determines that they are not harmful to the Company. Prompt and full disclosure is always the first step towards identifying and resolving any potential conflict of interest or problem.

Books and Records

	The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions. All of the Company's books, records, accounts and financial statements must:
*	be maintained accurately and in reasonable detail;
*	completely and accurately reflect the Company's
assets, liabilities and transactions; and
*	conform both to applicable legal requirements and to
the Company's system of internal controls.

	Unrecorded or "off the books" funds, assets or liabilities may not be maintained unless permitted by applicable law or regulation. In addition, no transaction shall be structured, carried out or recorded in a manner such that the substance of the transaction is hidden or mischaracterized. If a director or executive officer discovers a material error or inaccuracy in the Company's books, records, accounts or financial statements, that fact should immediately be reported to the Audit Committee and, if applicable, the Company's independent auditors or legal advisors.

	Records should be retained or destroyed according to the Company's record retention policies. In the event of litigation or government investigation, the Company's legal advisors should be consulted prior to the destruction of any records related thereto.

Public Disclosure

	It is the policy of the Board of Directors that management of the Company develop and maintain disclosure policies and procedures to ensure that the Company makes full, fair, accurate, timely and understandable disclosure in reports and documents that it files with, or submits to, the SEC and in its other public communications. The
Company's Chief Executive Officer and Chief Financial
Officer each must read each of the Company's SEC reports and press releases prior to the time it is filed, furnished or issued to the SEC or public, as applicable. If any material inaccuracy, misstatement, or omission of information with respect to any such report or press release is discovered after it has been filed, furnished or issued, that fact must be immediately disclosed to the Audit Committee and, if applicable, the Company's independent auditors.

Compliance with Laws, Rules and Regulations

	The Company's business depends on the trust and confidence placed in it by its customers. Obedience to the laws and regulations that apply to the Company's business, both in letter and in spirit, is the foundation on which the Company's ethical standards and, in turn, customer trust and confidence are built. Each director and executive officer must respect and obey the laws of the United States and the states in which we operate. If a law conflicts with a policy in this Code, the director or executive officer must comply with the law. If a local custom or policy conflicts with this Code, the director or executive officer must comply with this Code.

Internal Reporting

	If a director or executive officer knows or has a reasonable suspicion that (1) any director or senior or executive officer of the Company has committed any criminal, illegal, dishonest or fraudulent act or has engaged in any behavior that is unethical or violates the Code, or (2) has concerns regarding any accounting, internal control or auditing matters that may affect the Company, he or she should report that to the Audit
Committee.  There are two reporting methods as follows:

*	The individual may contact the Company's Audit
Committee either in person, by telephone, in writing or in any other method through any member of the Audit Committee. The individual may do so anonymously if desired. The members of the Audit
Committee are listed in the Company's annual proxy statement or may be determined from the Secretary of the Company at
	(252) 975-7017; or

*	The individual may contact the Company's Employee
Conduct Hotline at (800) 853-9099, which also provides the option for the individual to remain anonymous.

	If a matter has been reported and remains unresolved, the matter should be reported to the Company's legal advisors.

No Retaliation

	Company policy prohibits any retaliation against any director, executive officer or employee for reporting in good faith any violations of this Code, any illegal or unethical behavior, or any other misconduct, by others, or for reporting in good faith any accounting or auditing concerns.

Waivers

	Any waiver of this Code must be approved by the Board of Directors in writing and must be promptly disclosed as required by any applicable law. A waiver is defined as a material departure from a provision of the Code. An implicit waiver is defined as the failure to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an executive officer of the Company. The Company expects full compliance with this Code. The Company does not intend to grant or to permit waivers from the requirements of this Code.

Certificate of Compliance

	I, the undersigned director or executive officer of the Company, hereby acknowledge that I have carefully read and understand this Code of Ethics, and I agree to fully and completely comply with this Code of Ethics. If I am an executive officer, I recognize that failure to adhere to this Code will be grounds for disciplinary action which may include up to and including termination of employment.




Date:  ____, 20__


___________________



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